UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2005

Novoste Corporation

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 International Blvd. Norcross, GA	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 717-0904

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2005, Novoste Corporation (the “Company”) deposited $3,409,082 to fund the Novoste Corporation Executive Rabbi Trust (the “Executive Trust”) and $641,035 to fund the Novoste Corporation Employee Rabbi Trust (the “Employee Trust,” and collectively with the Executive Trust, the “Trusts”).

Each of the Trusts was initially established (on an unfunded and revocable basis) on May 20, 2005 pursuant to trust agreements with AST Trust Company, as trustee, which were amended on July 15, 2005 (as amended, the “Trust Agreements”). The Trusts were established to hold funds that the Company may be required to distribute in the future pursuant to obligations incurred under certain of the Company’s nonqualified deferred compensation plans (the “Plans”), including obligations that would become payable in the event of a change of control of the Company.

Under the Trust Agreements, the types of benefits that the Trusts are authorized to pay include:

•	salary related programs including base pay, bonuses, commissions and the Company’s contributions to all employee benefit programs for individuals as long as they remain in the Company’s employ;

•	payments under the Novoste Corporation Key Employee Retention Plan;

•	payments under the Novoste Corporation Senior Officer Amended and Restated Termination Agreements;

•	payments under the severance and change of control protection programs for selected employees who are not covered by the programs and agreements referred to above;

•	administrative expenses; and

•	legal costs incurred by beneficiaries in obtaining distributions from the Novoste Corporation Executive Rabbi Trust.

Under the Trust Agreements, the Trusts become irrevocable automatically upon the occurrence of a change of control or potential change of control of the Company. Once irrevocable, the Trusts will not terminate until the date on which participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans and all liabilities have been satisfied or July 15, 2006 if no change of control of the Company has occurred by such date.

The Company’s board of directors has determined that completion of the Company’s proposed acquisition of ONI Medical Systems, Inc., pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 18, 2005, by and among the Company, ONIA Acquisition Corp. and ONI Medical Systems, Inc., will constitute a change of control of the Company. As a result, the completion of the merger, which is subject to, among other things, shareholder approval, will result in change of control payments being due to current or former executive officers, and other select key employees, of the Company.

On July 15, 2005, the committee of the Company’s board of directors responsible for administering the Trusts determined that a potential change of control of the Company has occurred as a result of the Company’s entering into the Merger Agreement.

The above description of the Trust Agreements does not purport to be a complete description of the Trust Agreements. The above descriptions are qualified in their entirety by reference to the Trust Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Novoste Corporation Executive Rabbi Trust Agreement, as amended

10.2	Novoste Corporation Employee Rabbi Trust Agreement, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVOSTE CORPORATION

By:	/s/ Daniel G. Hall
Daniel G. Hall Vice President, Secretary and General Counsel

Date: July 21, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Novoste Corporation Executive Rabbi Trust Agreement, as amended

10.2	Novoste Corporation Employee Rabbi Trust Agreement, as amended